UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On December 1, 2005, we announced that we settled separate enforcement actions brought by the SEC.  One such action alleged that our subsidiary Ameriprise Financial Services Inc. (formerly named American Express Financial Advisors, Inc.) failed to adequately disclose the details of various revenue sharing programs we maintained in connection with sales of certain non-proprietary mutual funds and 529 college savings plans.  The SEC settlement also covers a second enforcement action alleging that Ameriprise Financial, Inc. (formerly named American Express Financial Corporation) permitted improper market timing in our own mutual funds (including market timing by a limited number of our employees through their own personal 401(k) retirement accounts) as well as in certain of our annuity products, notwithstanding prohibitions against this practice in the product disclosures.  Under the terms of the settlements we have agreed to a censure and to pay an aggregate of $45 million ($30 million allocated to revenue sharing and $15 million to market timing) in the form of civil penalties and disgorgement.  We are required to develop plans of distribution with the assistance of an independent distribution consultant.  Regarding revenue sharing, the plan will address how such funds will be distributed to benefit customers that purchased the particular mutual funds between January 1, 2001 through August 31, 2004.  A second plan will address how funds will be distributed to benefit investors in our mutual funds for market-timing activity that took place between January 1, 2002 and September 30, 2003.  The distribution plans will be subject to final approval by the SEC.  As part of the settlements, we have also agreed to certain undertakings regarding disclosure, compliance and training.

On December 1, 2005, we announced that we reached agreement with the NASD to settle alleged violations of NASD conduct rules prohibiting directed brokerage in connection with our revenue sharing programs with certain preferred non-proprietary mutual funds.  Under the settlement we received a censure and are required to pay a fine of $12.3 million.

Concurrently with the settlements of the SEC enforcement actions and NASD matters described above, we also reached agreement with the Minnesota Department of Commerce to settle similar allegations, as well as allegations relating to 529 plan and Class B mutual fund sales practices.  The 529 plan and Classs B mutual fund sales practices related to previously announced settlements with the NASD.  The settlement requires that we complete and make available to the Commissioner of Commerce a compliance review of our sales practices and written procedures.  We have also agreed to pay the State of Minnesota a civil penalty of $2 million.

The costs of these settlements were reserved for in prior quarters and will have no effect on our fourth quarter 2005 earnings.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated December 1, 2005 announcing regulatory settlements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: December 2, 2005	By:	/s/ Walter S. Berman
		Name:	Walter S. Berman
		Title:	Executive Vice President and Chief Financial Officer

AMERIPRISE FINANCIAL, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 1, 2005

Exhibit No.	Description

Exhibit 99.1	Press release dated December 1, 2005 announcing regulatory settlements